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[BANK OF AMERICA LOGO]

                                  EXHIBIT 10

                                                         AMENDMENT TO DOCUMENTS
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  SUBSTITUTED FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


This Substituted First Amendment to Amended and Restated Business Loan Agreement (Receivables and Inventory) ("First Amendment") is entered into as of _______________, 1997, between Bank of America Texas, N.A. ("Bank") and ICO, INC. ("Borrower") and is intended to replace in all respects, the First Amendment to Amended and Restated Business Loan Agreement executed as of June 2, 1997..

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Amended and Restated Business Loan Agreement (Receivables and Inventory) (the "Agreement"), dated February 21, 1997.

B. WHEREAS, Borrower has requested that Bank amend the Agreement to (1) allow Borrower to issue up to $120,000,000 of unsecured, senior notes; (2) release existing guarantors; (3) modify the leverage covenant contained in the Agreement to allow for the issuance of the senior notes; and (4) to extend the Availability Period to April 17, 1999; and

C. WHEREAS, Bank has agreed to the amendments requested on the terms and conditions stated below.


                                   CONDITIONS

THIS FIRST AMENDMENT WILL BECOME EFFECTIVE, IF AND ONLY IF, THE OFFERING OF $120,000,000 OF SENIOR, UNSECURED NOTES CONTEMPLATED BY THE PRELIMINARY OFFERING MEMORANDUM DESCRIBED BELOW CLOSES ON OR BEFORE JUNE 30, 1997. IF FOR ANY REASON, THE OFFERING IS NOT CLOSED BY JUNE 30, 1997, THE LOAN AGREEMENT DATED AS OF FEBRUARY 21, 1997 AND ALL ASSOCIATED LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE BUSINESS LOAN CONTINUING GUARANTIES DATED AS OF FEBRUARY 21, 1997, WILL REMAIN IN FULL FORCE AND EFFECT , AS IF THIS FIRST AMENDMENT HAD NEVER BEEN EXECUTED.



                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 1.2(a) of the Agreement is amended and restated to read as follows:

         1.2(a) The account has resulted from the sale of goods or the performance of services by the Borrower, or any subsidiary or affiliate of Borrower which has executed security documents acceptable to Bank ("Pledging Subsidiary"), in the ordinary course of business.

2. The term Pledging Subsidiary, defined above, will be substituted for the term Pledging Guarantor and the term subsidiary will be substituted for the term guarantor throughout the Agreement.

3. In Paragraph 2.2 (Availability Period) of the Agreement, the date "April 17, 1999" is substituted for the date "April 17, 1998".

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4.  In Paragraph 2.4 (Repayment Terms), subparagraph (b) of the Agreement, the date "April 17, 1999" is substituted for the date "April 17, 1998".

5. The Business Loan Continuing Guaranties executed by each of Bayshore Industrial, Inc., B&W Equipment Sales & Mfg., Inc., ICO Tubular Services, Inc., ICO International, Inc., Permian Enterprises, Inc., FIS Acquisition Corp., Polymer Service, Inc., Polymer Service of Indiana, Inc. and RJD Acquisition Corp. are hereby released. The Bank has not granted or conveyed to any other person any rights or benefits under any of such Business Loan Continuing Guaranties and such Business Loan Continuing Guaranties constitute the only guaranties executed by subsidiaries of the Borrower in connection with the Agreement still in effect on the date of execution of this First Amendment. The text of Paragraph 7.1 (e) (Guaranties) of the Agreement is deleted in its entirety and the sentence "This paragraph has been intentionally deleted." is substituted for the deleted text.

6. New Paragraph 9.2 (f) (Financial Information) is added to the Agreement to read as follows:

    (f) Within 45 days of each quarter end, to provide a listing of all credit available or outstanding to the Borrower or any of Borrower's subsidiaries guaranteed by the Borrower.

7. In Paragraph 9.4 (Total Liabilities to Tangible New Worth Ratio) of the Agreement is deleted and new paragraph 9.4 is added to the Agreement to read as follows:

         9.4     TOTAL DEBT TO CAPITALIZATION RATIO.   To maintain, on a
    consolidated basis, a ratio of all obligations and liabilities of Borrower and its subsidiaries, including: (i) liabilities for money borrowed evidenced by bills, notes, acceptances, letters of credit , bonds or similar evidence of debt which are actually funded (or issued in the case of acceptances or letters of credit) , (ii) all obligations in respect of any guaranty or contingent liability which is due or has matured, and (iii) all obligations in respect of any capital lease ("Total Debt"), to Total Debt plus net worth (as determined in accordance with GAAP ) of less than or equal to 55%.

8.  A new Paragraph 9.6(f) is added to the Agreement to read as follows:

         (f) The issuance by Borrower of up to $120,000,000 of senior, unsecured notes bearing interest at no more than 11% per annum, provided that any terms of issuance and repayment of the senior notes which differ in any material respect from those outlined in the Preliminary Offering Memorandum provided by Borrower to Bank, date stamped May 16, 1997, are approved by Bank and provided that no discretionary payments nor optional redemption payments to the holders of the senior notes may be made, nor liens fixed on Borrower's or any Pledging Subsidiary's assets including subordinate liens fixed on collateral owned by Borrower or any Pledging Subsidiary securing Borrower's obligations to Bank, without the written consent of the Bank.

9.  Paragraph 9.7 of the Agreement is amended and restated to read as follows:

    9.7 OTHER LIENS. That neither the Borrower nor any subsidiary shall create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower or any subsidiary now or later owns, except:

         (a) Deeds of trust and security agreements in favor of the Bank.

         (b) Liens for taxes not yet due on Borrower's property other than the Personal Property Collateral.

         (c) Additional liens which secure obligations in a total principal amount not exceeding One Million and No/100 Dollars
             ($1,000,000.00) on Borrower's property other than the Personal Property Collateral.

         (d) Liens in existence prior to the date of this Agreement on Borrower's property other than the Personal Property Collateral.

         (e) Statutory liens of mechanics, materialmen. landlords, employees, carriers, shippers and warehousemen for services or materials for which payment is not yet due on Borrower's property other than the Personal Property Collateral.

         (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security on Borrower's property other than the Personal Property Collateral.

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10.    Paragraph 9.17(e) of the Agreement is amended and restated to read as follows;

         (e) acquire or purchase a business or its assets whether by acquisition or merger, unless (a) the entity being acquired is in a similar business; (b) the acquisition is not considered hostile; (c) no event of default exists prior to or as a result of the the acquisition; and (d) Borrower's acquisitions in combination with those of any of Borrower's subsidiaries for any single calendar year do not entail cash consideration exceeding 25% of the Borrower's net worth and any single acquisition does not entail cash consideration exceeding
             10% of Borrower's net worth.

11.     A new paragraph 11.13 ( Change of Control) is added to read as follows:

         11.13   CHANGE OF CONTROL.    The occurrence of any of the following:
(a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of Borrower or the Pledging Subsidiaries to any Person (as defined in the Preliminary Offering Memorandum) or group( as such term is defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, or as supplemented by rules promulgated pursuant thereto [" Exchange Act"]), (b) the adoption of a plan relating to the liquidation or dissolution of Borrower or any of the Pledging Subsidiaries, (c) any Person or group is or becomes the "beneficial owner" ( as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether the right is exercisable immediately or after the passage of time), directly or indirectly, of more than 50% of the total voting power of any class of the stock of the Borrower entitled to vote, including by way of merger, consolidation or otherwise, or (d) the first day on which a majority of the members of the Board of Directors, as that term is defined in the Preliminary Offering Memorandum, of the Borrower are not Continuing Directors, as that term is defined in the Preliminary Offering Memorandum.

This First Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

         The Bank has received from the Borrower a duly executed original of this First Amendment.

Except as provided in this First Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN FIRST AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA TEXAS, N.A.           ICO, INC.


By:  /s/  Victor N. Tekell            By: /s/   Jon C. Biro
   ---------------------------            ---------------------------
   Victor N. Tekell, Vice President       Jon C. Biro, Senior Vice President and
                                          Treasurer

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